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                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of March 29, 2001, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; PHL Variable Insurance Company, a Connecticut life insurance company ("Phoenix") and Phoenix Equity Planning Corporation ("PEPCO"), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Global Real Estate Fund,
AIM V.I. Small Cap Growth Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

PHL Variable Accumulation Account
PHL Variable Accumulation Account II
PHLVIC Variable Universal Life Account


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: February 1, 2008

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. Michelle Grace           By: /s/ Carolyn L. Gibbs
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Carolyn L. Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        PHL VARIABLE INSURANCE COMPANY


Attest: /s/ John H. Beers               By: /s/ Gina Collopy O'Connell
        -----------------------------       ------------------------------------
Name: John H. Beers                     Name: Gina Collopy O'Connell
Title: Vice President and Secretary     Title: Senior Vice President


                                        PHOENIX EQUITY PLANNING CORPORATION


Attest: /s/ Nancy J. Engberg            By: /s/ John H. Beers
        -----------------------------       ------------------------------------
Name: Nancy J. Engberg                  Name: John H. Beers
Title: Vice President and Assistant     Title: Vice President and Secretary
       Secretary


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